SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 27, 2006

AMERICAN LAND LEASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-09360	84-1038736
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

29399 US HWY 19 NORTH, SUITE 320, CLEARWATER, FL 33761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 726-8868

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events of Importance to Security Holders

On July 27, 2006, American Land Lease, Inc. announced the acquisition of Park Place at Sebastian, for an aggregate purchase price of approximately $30 million.

Park Place, a 465 home site community in Sebastian, Florida, on the state’s Treasure Coast, represents a quality addition to ANL’s age-restricted portfolio of residential land lease communities. Situated between Vero Beach and Melbourne, this 145-acre site provides residents with a life style near boating, fishing, and the beaches of the Atlantic. A 25 acre lake within the community provides a beautiful lake view for over 150 home sites as well as the opportunity for small craft boating and fishing.

The gated community contains 365 occupied home sites and an additional 100 home sites that are fully developed. ANL plans to build on the current quality community which includes a clubhouse, a lake and recreation area to build on the community’s sales momentum and build out the remainder of the community. Home sales have been characterized by high quality homes, with an average sales price of over $150,000. The community enables ANL to continue building its presence in the high value eastern seaboard part of the state while retaining the focus on age restricted quality communities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN LAND LEASE INC.

(Registrant)

By	/s/ Shannon E. Smith
Shannon E. Smith
Chief Financial Officer

Date: July 31, 2006